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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 26, 2004, on our audits of the financial statements of Dyntek, Inc., incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading 'Experts' in such prospectus.

/s/ MARCUM & KLIEGMAN LLP Marcum & Kliegman LLP New York, New York March 11, 2005

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  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT